10F-3 Report

Salomon Brothers High Income Fund Inc.
01/1/05           through               06/30/05

 ID   Issuer Name   Trade Date  Selling Dealer  Total Amount
Purchase Price    % Received by Fund    % of Issue (1)

 ............................................................
...............................................................


264  Las Vegas Sands Corp (due 2015)                   2/3/2005
Goldman Sachs    175,000.00    99.09    0.070%         16.000%
268  Tribal Gaming (Mohegan) 10 Yr (6 7/8  2/15/2015)  2/3/2005
Bank of America   100,000.00     100    0.067%         13.333%

339  Host Marriott                                     3/3/2005
Goldman Sachs     350,000.00       100    0.054%       2.718%

340  Levi (Floating Rate Note)                         3/7/2005
Bank of America      25,000.00    100    0.007%         3.684%
400  Chesapeake Energy Corp. (Mat=01/15/16)            4/13/2005
Lehman Brothers     275,000.00      99.07    0.046%     3.333%

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.


Other Participant Accounts   Issue Amount     Total Received All Funds



264         -Includes purchases by other affiliated mutual funds and
                       discretionary accounts in the amount of:

268         -Includes purchases by other affiliated mutual funds and
19,900,000.00              150,000,000.00      20,000,000.00
                       discretionary accounts in the amount of:

339         -Includes purchases by other affiliated mutual funds and
17,315,000.00              650,000,000.00      17,665,000.00
                       discretionary accounts in the amount of:

340         -Includes purchases by other affiliated mutual funds and
13,975,000.00              380,000,000.00      14,000,000.00
                       discretionary accounts in the amount of:

400         -Includes purchases by other affiliated mutual funds and
19,725,000.00              600,000,000.00      20,000,000.00
                       discretionary accounts in the amount of: